        As filed with the Securities and Exchange Commission on July 10, 1996
                                                Registration No. 333-__________


                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              ----------------------

                                    FORM S-8
               Registration Statement under the Securities Act of 1933

                              ----------------------

                                 INTERLEAF, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ----------------------

          Massachusetts                               04-2729042
 (STATE OR OTHER JURISDICTION OF)        (IRS EMPLOYER IDENTIFICATION NUMBER)
  INCORPORATION OR ORGANIZATION)


     62 Fourth Avenue, Waltham, MA                        02154
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                          1987 EMPLOYEE STOCK PURCHASE PLAN
                              (FULL TITLE OF THE PLAN)

                              ----------------------

                          John K. Hyvnar, General Counsel
                                  Interleaf, Inc.
                                 62 Fourth Avenue
                            Waltham, Massachusetts 02154
                      (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (617) 290-0710
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE


Title of Each Class                        Proposed Maxi-        Proposed Maxi-         Amount of
Securities to be        Amount to be        mum Offering         mum Aggregate         Registration
  Registered             Registered      Price Per Share(1)     Offering Price(1)          Fee
- ------------------      ------------     ------------------     -----------------      -------------

Common Stock,             750,000
$.01 par value            shares               $4.56               $3,420,000             $1,180


- --------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h), under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock in the National Market System as reported by NASDAQ on July 2, 1996.

    This Registration Statement on Form S-8 relates to 750,000 additional shares of Common Stock, $.01 par value per share, to be offered pursuant to the 1987 Employee Stock Purchase Plan (the "Plan") of Interleaf, Inc. A Registration Statement on Form S-8 relating to shares of Common Stock offered pursuant to the Plan was filed with the Securities and Exchange Commission on May 17, 1991 and is effective. The contents of such Registration Statement on Form S-8 (file No. 33-40663) are hereby incorporated herein by reference.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 2, 1996.


                                    INTERLEAF, INC.

                                    By: /s/ Ed Koepfler
                                        ----------------------------
                                        President and Chief Executive Officer



                          POWER OF ATTORNEY

     We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Ed Koepfler, G. Gordon M. Large and John K. Hyvnar, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    WITNESS our hands and common seal on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                     TITLE                                DATE
- ---------                                     -----                                -----
/s/ Ed Koepfler                  President  and Chief Executive Officer         July 2, 1996
- ------------------------         and Director (principal executive officer)
Ed Koepfler


/s/ G. Gordon M. Large           Executive Vice President and Chief             July 2, 1996
- ------------------------         Financial Officer and Director (principal
G. Gordon M. Large               financial and accounting officer)


/s/ Frederick B. Bamber          Director                                       July 2, 1996
- ------------------------
Frederick B. Bamber


SIGNATURE                                     TITLE                                DATE
- ---------                                     -----                                -----
/s/ David A. Boucher             Chairman of the Board of Directors             July 2, 1996
- ------------------------
David A. Boucher


/s/ Clinton P. Harris           Director                                        July 2, 1996
- ------------------------
Clinton P. Harris


/s/ George D. Potter, Jr.       Director                                        July 2, 1996
- -------------------------
George D. Potter, Jr.

                              EXHIBIT INDEX

EXHIBIT                                                                      METHOD
NUMBER                        DESCRIPTION OF EXHIBIT                        OF FILING
- -------                       ----------------------                        ---------
4(a)           Specimen certificate for shares of Common Stock                [i]

4(b)           Rights Agreement, dated July 15, 1988, between the
               Company and The First National Bank of Boston                 [ii]

5              Opinion of John K. Hyvnar, Esq.                              included

23(a)          Consent of John K. Hyvnar, Esq. (included in Exhibit 5)      included

23(b)          Consent of Ernst & Young LLP, independent auditors           included

24             Power of Attorney                                            included


- --------------------
[i] Incorporated herein by reference is the applicable Exhibit to the Company's Registration Statement on Form S-1, File No. 33-5743.

[ii] Incorporated herein by reference is the applicable Exhibit to the Company's Registration Statement on Form 8-A, filed July 27, 1988.